EX. 99.1

                                                                    RE:  NN, Inc.
                         2000 Waters Edge Drive
                      Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY                                                                                                                         AT FINANCIAL RELATIONS BOARD
Will Kelly                                                                                                                                            Marilynn Meek
Vice President and Chief Administrative Officer                                                                          (General info)
(423) 743-9151                                                                                                                                     212-827-3773

FOR IMMEDIATE RELEASE
January 20, 2010

NN, INC. TO RESTRUCTURE EUROPEAN MANUFACTURING CAPACITY
•	Eltmann, Germany Facility files For Statutory Bankruptcy

Johnson City, Tenn., January 20, 2011 – NN, Inc. (Nasdaq: NNBR) today announced that it will cease company manufacturing operations at its German manufacturing facility, Kugelfertigung Eltmann GmbH (“Eltmann”), because the operation has filed for bankruptcy at the local court on January 20, 2011. Eltmann manufactures precision steel balls for industrial and aerospace applications.

Due to the insolvency of Eltmann, as of December 31, 2010, NN, Inc. will adjust the value of the property, plant and equipment to fair market value, which is not expected to result in a significant change from the current book value of $1.9 million.   In addition, as of the bankruptcy date (during the first quarter of 2011), all other assets and liabilities will be written off and charges taken to record any contingent liabilities.  As of this date, management does not expect that the charges for these entries to be significant, although it is not possible to determine the amounts at this time.

Roderick R. Baty, Chairman and Chief Executive Officer of NN, commented, “Although this bankruptcy does not have a negative impact on the consolidated profitability of NN, Inc. for 2010 and the forecasted results for 2011, we are saddened to make this unfortunate announcement.  Management and employees have worked diligently to improve the operating results and profitability. However, economic factors over the last two years coupled with the high cost of manufacturing our products in Germany have eroded the financial status of Eltmann.. Unfortunately, we cannot forecast an improvement in the operations of Eltmann to reverse this condition for the foreseeable future.  We fully acknowledge the impact this will have on our employees in Eltmann.”

Mr. Baty concluded, “We are working closely with our customers and suppliers to ensure a product supply and services from our other global manufacturing units in Europe, Asia and the U.S.  We have sufficient capacity in our remaining worldwide facilities to adequately meet the supply requirements of our customers who have been serviced historically from our Eltmann facility.”

NN, Inc. manufacturers and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of end markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 12 manufacturing plants in the United States, Western Europe, Eastern Europe and China.  NN, Inc. had sales of US $259 million in 2009.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company's ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, the successful implementation of the global growth plan including development of new products and consummation of potential acquisitions and other risk factors and cautionary statements listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2009.

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